FOURTH AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT, dated as of December 31, 2020 (this “Amendment”) by and between RYMAN HOSPITALITY PROPERTIES, INC. (the “Company”), a Delaware corporation and successor in interest by merger to Gaylord Entertainment Company, formerly a Delaware corporation (“Gaylord”), and COLIN V. REED, a resident of Nashville, Davidson County, Tennessee (“Executive”) is to the Executive Employment Agreement, dated as of February 25, 2008 by and between Gaylord and Executive, as amended (the “Agreement”).

WITNESSETH:

WHEREAS, effective October 1, 2012, Gaylord merged with and into the Company with the Company surviving the merger and succeeding to Gaylord’s rights and obligations under the Agreement;

WHEREAS, the Tax Cuts and Jobs Act of 2017 (P.L. 115-97) and associated guidance made certain changes to the rules and application of the $1 million deduction limitation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”);

WHEREAS, the Company and Executive wish to amend the Agreement for the sole purpose of clarifying that certain payments made pursuant to the Agreement are “grandfathered” under Section 162(m) and to take advantage of certain transition rules made available under the revised Section 162(m);

NOW, THEREFORE, in consideration of the continued employment of Executive by the Company, the agreements made herein and in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.A new paragraph at the end of Section 4(a) of the Agreement is hereby added to provide as follows:

The Company intends that the amounts described in this Section 4(a) be “grandfathered” to the maximum extent permitted by Section 13601(e) of the Tax Cuts and Jobs Act of 2017 and Section 162(m) of the Code and the guidance and regulations thereunder (collectively, “Applicable Grandfathering Rules” and such effectively grandfathered amounts, the “SERP Grandfathered Amounts”).

2.The last sentence of Section 4(j) of the Agreement is amended and restated in its entirety to provide as follows:

In the event a payment arising from one of these paragraphs is determined to be deferred compensation subject to Code Section 409A, and in the event that the Executive can make an election regarding the timing of the payment, the payment will instead be made in the calendar year following the calendar year in which the liability for reimbursement arose or, if later, and solely in the case of Grandfathered Amounts (as defined below), at the earliest time possible so that the deduction related to such payment will not be limited or eliminated by application of Internal Revenue Code Section 162(m).

3.Section 5(a) of the Agreement is amended and restated in its entirety to provide as follows:

(a)Deferral of Current Compensation. Subject to Section 5(e) hereof, during any period in which Executive is a “covered employee” within the meaning of Section 162(m)(3), any “applicable employee remuneration” otherwise payable to Executive in excess of the limit specified in Section 162(m)(1) or any successor provision of the Code (currently $1,000,000) shall not be currently paid, but shall be a deferred payment obligation of the Company governed by the provisions of this Section 5.

4.A new Section 5(e) of the Agreement is added to provide as follows:

(e)162(m) Grandfathering. Notwithstanding anything in this Section 5 to the contrary, the provisions of this Section 5 shall only apply and be of any force and effect with respect to amounts deferred under this Section 5 (if any) that are “grandfathered” pursuant to Applicable Grandfathering Rules (with the SERP Grandfathered Amounts, the “Grandfathered Amounts”).

5.A new Section 15(m) of the Agreement is added to provide as follows:

(m)Section 162(m) Grandfathering Compliance. It is intended that Grandfathered Amounts shall be ‘grandfathered’ from the changes to Code Section 162(m) to the maximum extent permitted under Applicable Grandfathering Rules, and that this Agreement and the payments described herein shall be administered consistent with this intention so that Grandfathered Amounts payable to the Executive will be deductible by the Company or its subsidiaries. The Company may establish rules in its sole discretion in order to prohibit any modifications with respect to Grandfathered Amounts for the Executive that it determines will or may be material modifications under Applicable Grandfathering Rules, which may include restricting or prohibiting the exercise of rights that might otherwise be permitted under this Agreement. No amendment to this Agreement after November 2, 2017 shall apply to amounts that are intended to be Grandfathered Amounts unless it explicitly provides otherwise.

6.This Amendment shall be deemed to be a contract under the laws of the State of Tennessee and shall be construed and enforced with the internal laws of said state.

7.This Amendment may be executed in two or more counterparts, all of which taken together shall be deemed one original.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

RYMAN HOSPITALITY PROPERTIES, INC.

By:

Name:

Title:

EXECUTIVE

Colin V. Reed

Acknowledged and Agreed by:

RHP CORPORATE PROPERTIES, LLC

By:

Name:

Title: